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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2003

QWEST CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)

001-03040	84-0273800
(Commission File Number)	(IRS Employer Identification No.)
1801 California Street, Denver, Colorado 80202 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303-992-1400

Not applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        Qwest Corporation is a wholly-owned subsidiary of Qwest Communications International Inc. ("QCII"). On February 11, 2003, QCII issued a press release related to its restatement of its 2001 and 2000 financial statements. QCII filed this press release as an exhibit to Form 8-K on February 13, 2003, which is incorporated herein by reference.

Forward Looking Statements Warning

        This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by QCII or the company (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of QCII's anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effects to our business or financial position; QCII's substantial indebtedness, and any inability to complete any efforts to de-lever its balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into QCII's accounting policies, practices and procedures; any adverse outcome of the U.S. Attorney's Office in Denver current investigation into certain matters relating to QCII; adverse results of increased review and scrutiny of QCII by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of QCII's chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations and, to the extent not covered by insurance, if any, QCII's ability to satisfy any resulting obligations from funds available to us, if any; QCII's future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of QCII's stock price; intense competition in the markets in which we compete, including the likelihood of certain of our competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

        The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST CORPORATION

DATE: February 13, 2003	By:	/s/ YASH A. RANA Yash A. Rana Secretary

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  ITEM 5. Other Events.
SIGNATURES